UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

IKENA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40287	81-1697316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ikena Oncology, Inc. 645 Summer Street, Suite 101
Boston, Massachusetts 02210
(Address of principal executive offices, including zip code)

(857) 273-8343

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IKNA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On May 23, 2024, the Board of Directors (the “Board”) of Ikena Oncology, Inc. (the “Company”) approved a plan to discontinue the clinical development of IK-930, continue clinical development of IK-595 and reduce its current workforce by approximately 53% (the “Restructuring Plan”). On May 28, 2024, the Company announced the Restructuring Plan and the Board’s approval of a process to explore, review and evaluate a range of potential strategic options.

The Restructuring Plan will result in the termination of approximately 18 employees and is expected to be completed in the third quarter of 2024. Following the Restructuring Plan, the Company expects to have approximately 16 full-time employees.

The Company expects to incur costs related to the Restructuring Plan during the three months ended June 30, 2024 related to employee severance and related termination benefits, which are expected to result in approximately $1.2 million in cash expenditures.

Item 7.01	Regulation FD Disclosure.

On May 28, 2024, the Company issued a press release announcing the Restructuring Plan. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

On May 28, 2024, the Company updated its corporate presentation, attached as Exhibit 99.2 to this Current Report on Form 8-K. The corporate presentation will also be available in the investor relations section of the Company’s website at https://www.ikenaoncology.com/.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On May 28, 2024, the Company announced the Board’s approval of a process to explore, review and evaluate a range of potential strategic options available to the Company, including without limitation, an acquisition, merger, reverse merger, sale of assets, strategic partnerships or other transactions. There can be no assurance of completion of any particular course of action or a defined timeline for completion. The Company does not expect to make further public comment regarding these matters unless and until the Board has approved a specific option or otherwise concludes its review of strategic options.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current plans, estimates and expectations of management that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “may,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All statements, other than historical facts, including statements regarding the Company’s expectations related to the Restructuring Plan and the Board’s exploration of strategic options are forward-looking statements. These forward-looking statements are based on management’s current expectations. Actual results could differ from those projected in any forward-looking statements due to several risk factors, including but not limited to the important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and its other filings with the U.S. Securities and Exchange Commission. Any forward-looking statements represent management’s estimates as of this date and the Company undertakes no duty to update these forward-looking statements, whether as a result of new information, the occurrence of current events, or otherwise, unless required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Ikena Oncology, Inc. Press Release, dated May 28, 2024

99.2	Ikena Oncology, Inc. Corporate Presentation

104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ikena Oncology, Inc.

Date: May 28, 2024	By:	/s/ Mark Manfredi
Mark Manfredi, Ph.D.
President and Chief Executive Officer